UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 17, 2019

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 W. Horizon Ridge Parkway, Ste 120 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 748-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 17, 2019, the Oregon Liquor Control Commission (“OLCC”) accepted the Company’s voluntary surrender of its laboratory testing licenses for EVIO Labs Bend and EVIO Labs Eugene locations. These locations had become primarily sales and sampling facilities with primary testing functions being performed at the EVIO Labs Portland and EVIO Labs Medford locations. The Company already had plans to close these offices as a cost saving measure when it learned of pending violations that were cited after some employees of EVIO Labs Eugene and EVIO Labs Bend had taken waste cannabis material from its labs for personal use, which is a violation of the State’s cannabis tracking protocols. The OLCC accepted surrender of the licenses with admission of all allegations as settlement in lieu of going to hearing or levying fines.

In preparation for these closures, the Company transferred the assets of EVIO Labs Eugene LLC, and CR Labs, LLC dba EVIO Labs Bend, to the new EVIO Labs Portland location in Tigard, OR. Assets include all equipment, customer lists, works in process, receivables, and documents.

Sales personnel have been reassigned to the Portland location, and EVIO continues to serve the entire state from its Medford and Portland labs. Refer to Item 8.01 for additional information.

Item 7.01 Regulation FD Disclosure

The Company has received questions and the Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q1. “What is the status of the Company’s annual 10K.

A1. The Company is currently working diligently towards completing the 10K for the fiscal year ended September 30, 2018. The delays are directly attributed to the significant number of acquisitions and related audits of which occurred during the fiscal year. The company during this timeframe also completed an accounting system migration from 11 sets of quickbooks to a new accounting system which permits the automated consolidation of all the Company’s subsidiaries both in the United States and Canada.

Q2. “Why did the Company retract the Canadian Stock Exchange listing and will it reapply?”

A2. The Company retracted the application with Ontario Securities Commission (“OSC”), which was filed with the intent of listing on the Canadian Stock Exchange, as a result of an outstanding audit associated with prior acquisitions. The Company has every intent to resubmit a Prospectus to the OSC once our 10K has been filed.

Q3. “What is the Status of the Massachusetts Testing License?

A3. Upon receiving the provisional license form the Massachusetts Cannabis Control Commission (“MCCC”), there were a few required items to be completed prior to receiving the Permanent License. This include the updated accreditation of the equipment in the new facility. We just completed our tenant improvements and are awaiting final occupancy permit. Upon receipt we will complete the equipment validation and will notify the MCCC of our readiness for final inspection.

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Note: the information in this report (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events

In connection with item 2.01 above, EVIO took immediate action to ensure the company remains in compliance with all the rules. Corrective actions included updating our waste disposal and inventory tracking procedures, re-training and replacing staff, reorganizing our management structure to provide greater oversight, and implementing a third-party reporting tool for employees to anonymously raise concerns. Prior to this formal administrative resolution, the Company already completed the consolidation all our laboratory operations into our Portland and Medford locations.

The Company will continue to serve clients state-wide, as we redirect our clients from Bend and Eugene labs to our new EVIO Labs Portland facility located in Tigard, Oregon. Consolidation has also provided the added benefit of improved customer service, as we can provide even more consistent results across client tests, improved turnaround time as we can leverage greater economies of scale by running greater volume of tests in fewer locations.

As a comparative note, our Oregonian competitors currently operate only one lab each as they serve the Oregon marketplace. Although EVIO made the decision to close the Eugene and Bend labs voluntarily and for business purposes, the stipulated settlement with the OLCC indicates the surrender of two licenses.

In conjunction with the closure of the Bend office, EVIO, Inc. has relocated its corporate headquarters to 2340 W. Horizon Ridge Pkwy, Suite 120, Henderson, NV 89052

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.,

Date: January 18, 2019	By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer

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